As filed with the United States Securities and Exchange Commission on February 2, 2012
Registration No. 2-88645

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 2-88645

UNDER
THE SECURITIES ACT OF 1933
_____________________________

HPT SN HOLDING, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	13-5648107 (IRS Employer Identification No.)
_________________

Suite 300
Two Newton Place
255 Washington Street
Newton, MA  02458-2076
(Address of Principal Executive Offices)  (Zip Code)
_________________

Sonesta International Hotels Corporation 1982 Incentive Stock Option Plan
(Full Title of the Plan)
_________________
John G. Murray
HPT SN Holding, Inc.
Suite 300
Two Newton Place
255 Washington Street
Newton, MA  02458-2076
(617) 964-8389
(Name, Address and Telephone Number of Agent for Service)
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of HPT SN Holding, Inc. (f/k/a Sonesta International Hotels Corporation) (the “Company”):

Registration No. 2-88645 pertaining to the registration of 75,000 shares of Class A common stock, par value $0.80 per share, of the Company, which was filed with the United States Securities Exchange Commission and became effective on December 22, 1983 (the “Registration Statement”).

On November 2, 2011, the Company entered into an Agreement and Plan of Merger with Sonesta International Hotels Corporation (f/k/a Sonesta Acquisition Corp.), a Maryland corporation (“SAC”), and PAC Merger Corp., a New York corporation and a wholly owned subsidiary of SAC (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of SAC (the “Merger”).  The Merger became effective on January 31, 2012 as a result of the filing of the Certificate of Merger with the Department of State of the State of New York.

The offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, The Commonwealth of Massachusetts, on February 2, 2012.

HPT SN HOLDING, INC.

By: /s/ John G. Murray Name: John G. Murray Title: President, Chief Operating Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John G. Murray	President, Chief Operating Officer	February 2, 2012
John G. Murray	and Assistant Secretary (Principal Executive Officer)

/s/ Mark L. Kleifges	Treasurer and Chief Financial Officer	February 2, 2012
Mark L. Kleifges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Adam D. Portnoy	Director	February 2, 2012
Adam D. Portnoy

/s/ Barry M. Portnoy	Director	February 2, 2012
Barry M. Portnoy

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